UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026		43026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael B. Coleman and Ross M. Jones as Directors

On May 23, 2018, the Board of Directors (the “Board”) of Advanced Drainage Systems, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”), expanded the size of the Board to eleven directors and appointed Michael B. Coleman as a Class I director and Ross M. Jones as a Class III director. Mr. Coleman will serve as a director until the annual meeting of stockholders to be held in 2020. Mr. Jones will serve as a director until the annual meeting of stockholders to be held in 2019.

Mr. Coleman is a partner at Ice Miller in the Public Affairs and Government Law Group and serves as the firm’s Director of Business and Government Strategies. Mr. Coleman served as Mayor of Columbus, Ohio from 2000 to 2015, the first African-American mayor and the longest-serving mayor in Columbus history. Mr. Coleman’s 25 plus years of experience in public service also includes serving as City Council President for Columbus, Ohio from 1997 to 1999 and as a member of City Council from 1992 to 1999. Prior to his term as Mayor, Mr. Coleman was a partner with the law firm of Schottenstein Zox & Dunn LLP. Mr. Coleman has received numerous national awards and is a frequent public speaker on issues involving economic development, neighborhood revitalization and environmental stewardship. Mr. Coleman has a B.S. in Political Science from the University of Cincinnati and a J.D. from the University of Dayton School of Law.

Mr. Jones, a Managing Director at Berkshire Partners since 2000, has over 25 years of private equity experience. During Mr. Jones’ career at Berkshire, he has worked with many companies across a wide range of industries, including advising the Company over a 10-year period prior to its public offering. His prior board experience also includes serving as Chairman of the Board and Nominating & Governance Committee at Bare Escentuals, Inc. and serving as Lead Director and Chairman of the Nominating & Governance and Compensation Committees at Carter’s, Inc. Before joining Berkshire Partners, Mr. Jones worked at a start-up merchant bank, Bain & Co. and in the Investment Banking Division of Morgan Stanley & Co. Mr. Jones has a B.A. from Dartmouth College and a M.B.A. from Stanford University Graduate School of Business.

There were no arrangements or understandings pursuant to which either Mr. Coleman or Mr. Jones was appointed as a director, and there are no related party transactions between the Company and either Mr. Coleman or Mr. Jones reportable under Item 404(a) of Regulation S-K. Mr. Coleman and Mr. Jones have not been assigned to any committee of the Board at this time, with any committee assignments to occur at a later date following the review and recommendation of the Governance Committee of the Board. In connection with their service as directors of the Company, Mr. Coleman and Mr. Jones each will be entitled to the same compensation and benefits made available to the Company’s non-employee directors generally.

Fiscal Year 2018 Annual Cash Incentive Plan Awards

On May 23, 2018 the Compensation and Management Development Committee (the “Compensation Committee”) of the Board recommended and approved, and on May 24, 2018 the Board ratified and approved, the award of cash bonuses to each of the named executive officers (each, an “NEO”) of the Company for the fiscal year ended March 31, 2018, pursuant to the Company’s previously adopted Annual Cash Incentive Plan. The NEOs include (i) D. Scott Barbour, President and Chief Executive Officer (as of September 1, 2017), (ii) Joseph A. Chlapaty, former Chairman of the Board, President and Chief Executive Officer (until his retirement as of September 1, 2017), (iii) Scott A. Cottrill, Executive Vice President and Chief Financial Officer, (iv) Thomas M. Fussner, former Executive Vice President and Co-Chief Operating Officer (until his retirement as of March 31, 2018), (v) Ronald R. Vitarelli, Executive Vice President, and (vi) Robert M. Klein, Executive Vice President.

The Board and the Compensation Committee based their determinations on a review of previously established performance measures related to the Company’s financial performance (20% weighted for net sales and 60% weighted for Adjusted EBITDA), as well as individual performance measures based upon the performance of the relevant executive as compared to the executive’s annual performance objectives, weighted at 20%. The bonus amounts awarded were based upon the performance measures and percentage weights established under the plan for fiscal year 2018. The amounts awarded for fiscal year 2018 are as follows: D. Scott Barbour, $595,632; Joseph A. Chlapaty, $1,081,420; Scott A. Cottrill, $413,929; Thomas M. Fussner, $305,985; Ronald R. Vitarelli, $311,513; and Robert M. Klein, $266,397.

Fiscal Year 2019 Base Salary and Annual Cash Incentive Plan Design

The Board and the Compensation Committee also approved base salary adjustments for each of the NEOs for fiscal year 2019. The Board and the Compensation Committee based their determinations on a review of each such NEO’s position and responsibility and on available market data. The base salaries established for fiscal year 2019, to be effective as of June 1, 2018, are as follows: Mr. Barbour, $825,000; Mr. Cottrill, $500,000; Mr. Vitarelli, $375,000; and Mr. Klein, $375,000.

The Board and the Compensation Committee also approved the Company’s annual performance measures, weights and minimum, target and maximum amounts for the Annual Cash Incentive Plan for fiscal year 2019, under the Company’s 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”). The Annual Cash Incentive Plan provides annual cash incentive compensation opportunities based on performance measures that generally are similar to the performance measures utilized for fiscal year 2018, as follows:

•	Total Net Sales — net sales as reflected in the Company’s financial statements.

•	Adjusted EBITDA — EBITDA before stock based compensation expense, non-cash charges and certain other expenses.

•	Individual Goal Achievement — performance of the executives versus their respective annual performance objectives.

For fiscal year 2019, 60% of the incentive award is based upon the achievement of certain levels of Adjusted EBITDA, 20% is based upon achieving certain levels of net sales and 20% is based upon attainment of certain individual performance goals. The foregoing percentages are then multiplied by the NEO’s total target incentive award (calculated as a percentage of annual base salary) to arrive at the target amounts. The Annual Cash Incentive Plan includes a funding trigger that requires the achievement of the established minimum threshold performance level for Adjusted EBITDA in order for any potential payout based on the Total Net Sales or Individual Goal Achievement measures.

For the Adjusted EBITDA and Total Net Sales performance measures, the payouts will range from 50% of target for minimum performance, 100% of target for target performance, and 250% of target for maximum performance, for fiscal year 2019. Payout percentages for performance between the minimum performance goal, the target performance goal and the maximum performance goal are determined using linear interpolation.

In making award determinations under the Annual Cash Incentive Plan, the Compensation Committee shall have full power and authority to interpret the terms and conditions of the Annual Cash Incentive Plan and make all determinations thereunder, as well as the power and authority to make adjustments to the design of the Annual Cash Incentive Plan that it deems necessary or proper in its sole and absolute discretion. Annual cash incentive awards will be paid in a lump sum (less applicable withholdings) within the “applicable 2-1/2 month period,” as defined in Treasury Regulations Section 1.409A-1(b)(4) following the Company’s March 31, 2019 fiscal year end.

Form of Performance Unit Award Agreement

On May 23, 2018, the Compensation Committee adopted a form of Performance Unit award agreement for use in connection with the 2017 Incentive Plan.

The form of award agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference. Such form may be used in connection with future grants of performance units to eligible participants in the 2017 Incentive Plan, in addition to the awards described below.

Non-Qualified Stock Option Grants, Restricted Stock Awards and Performance Unit Awards

On May 24, 2018, based upon the recommendation of the Compensation Committee, the Board approved the following equity grants to its named executive officers as referenced below.

Named Executive Officer and Title	Non-Qualified Stock Options	Shares of Restricted Stock	Performance Units (at Target Performance Level)
D. Scott Barbour, President and Chief Executive Officer	80,030	24,272	48,544
Scott A. Cottrill, Executive Vice President and Chief Financial Officer	22,408	6,797	13,592
Ronald R. Vitarelli, Executive Vice President	12,805	3,884	7,767
Robert M. Klein, Executive Vice President	12,805	3,884	7,767

Each of the foregoing awards was granted in accordance with the applicable form of award agreement described in prior filings (with respect to shares of restricted stock and non-qualified stock options) or described above (with respect to performance units), and will vest in accordance with such form of award agreement.

The restricted stock awards vest in three equal annual installments beginning on May 23, 2019, provided that the grantee remains in continuous service with the Company through the relevant vesting date. Upon death or disability all restricted stock not previously vested or forfeited will vest on such date.

The nonqualified stock options provide for the right to purchase the Company’s common stock at an exercise price of $25.75 per share, with options becoming vested in three equal annual installments beginning on May 23, 2019, provided that the grantee remains in continuous service with the Company through the relevant vesting date. The options have an expiration date of May 23, 2028. Upon death or disability all options not previously vested or forfeited will vest on such date.

The performance units vest on March 31, 2021, provided that the grantee remains in continuous service with the Company through the vesting date and provided further that certain performance measures are met. Upon death or disability all performance units not previously vested or forfeited will vest on such date. The performance units have a 3-year performance period from April 1, 2018 through March 31, 2021. For the performance units, 50% of the award is based upon the achievement of certain levels of Return on Invested Capital for the performance period and 50% is based upon the achievement of certain levels of Free Cash Flow for the performance period. For each of the Return on Invested Capital and Free Cash Flow performance measures, the payouts will range from 50% of target for minimum performance, 100% of target for target performance, and 200% of target for maximum performance. For performance below the minimum performance level, the payout percentage will be 0% and for performance above the maximum performance level, the payout percentage will be 200%. Payout percentages for performance between the minimum performance level, the target performance level and the maximum performance level are determined using linear interpolation. The performance units, and any accrued dividend equivalents, will be settled in shares of the Company’s common stock, if the applicable performance and service conditions are satisfied.

In addition to the foregoing, the Company approved additional awards of 116,982 non-qualified stock options, 52,044 shares of restricted stock and 30,970 performance units, which were granted to key employees under the 2017 Incentive Plan.

The foregoing awards were made under the 2017 Incentive Plan, which was approved by the Company’s stockholders on July 17, 2017. The 2017 Incentive Plan provides for the award of stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, cash-based awards, performance awards (which may take the form of performance cash, performance units or performance shares) and other stock-based awards. The 2017 Incentive Plan was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 8, 2017, and is incorporated herein by reference. The above descriptions of the awards are qualified in their entirety by reference to the full text of the forms of such award agreements, which were included as Exhibits 10.2 and 10.3 to the Company’s Current Report on Form 8-K, filed on September 8, 2017, with respect to shares of restricted stock and non-qualified stock options, respectively, and are included as Exhibits 10.1 to this Current Report on Form 8-K, with respect to performance units, and incorporated herein by reference.

Item 8.01	Other Events.

On May 30, 2018, the Company issued a press release announcing the appointments of Mr. Coleman and Mr. Jones as referenced in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit No.	Description

10.1	Form of Performance Unit Award Agreement pursuant to 2017 Omnibus Incentive Plan.

99.1	Press release, dated May 30, 2018, issued by Advanced Drainage Systems, Inc. regarding director appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: May 30, 2018	By:	/s/ Scott A. Cottrill
Scott A. Cottrill
EVP & CFO